UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 9, 2006

Date of Report (Date of earliest event reported)
NationsHealth, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50348 (Commission File Number)	06-1688360 (I.R.S. Employer Identification No.)
13630 N.W. 8th Street, Suite 210
Sunrise, Florida 33325

(Address of Principal Executive Offices)
(954) 903-5000

Registrant’s telephone number, including area code
13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325

(Former Address of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) On January 9, 2006, NationsHealth, Inc. (the “Company”) issued a press release announcing that The Nasdaq Stock Market, Inc. has approved the Company’s application to list its securities on The Nasdaq National Market. The Company anticipates that its common stock, warrants and units will begin trading on The Nasdaq National Market effective with the beginning of trading on January 11, 2006, under the current symbols “NHRX,” “NHRXW” and “NHRXU,” respectively. Until that time, the Company’s securities will continue to trade on The Nasdaq Capital Market under these symbols.
Item 7.01 Regulation FD Disclosure.
On January 9, 2006, NationsHealth, Inc. (the “Company”) issued a press release announcing that The Nasdaq Stock Market, Inc. has approved the Company’s application to list its securities on The Nasdaq National Market. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release, dated January 9, 2006, announcing that The Nasdaq Stock Market, Inc. has approved the Company’s application to list its securities on The Nasdaq National Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.
Date: January 9, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 9, 2006, announcing that The Nasdaq Stock Market, Inc. has approved the Company’s application to list its securities on The Nasdaq National Market.